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                                                                  EXHIBIT 10

                          NEWMONT MINING CORPORATION
                     2000 NON-EMPLOYEE DIRECTORS STOCK PLAN
                   As Amended and Restated as of May 17, 2000


     1. Purposes. The purposes of the Newmont Mining Corporation 2000 Non-Employee Directors Stock Plan are to provide Non-Employee Directors an opportunity to acquire Common Stock, thereby promoting the long-term success of the Company by maintaining the ability of the Company to attract and retain the services of experienced and highly qualified individuals to serve as outside directors on the Company's Board of Directors, providing incentives for Non-Employee Directors' performance of services, aligning Non-Employee Director interests with those of the Company's stockholders and linking Non-Employee Director compensation to Company performance.

     2. Definitions. As used in the Plan, the following capitalized terms shall have the meanings set forth below:

          "Affiliate"--(i) any corporation or limited liability company, other than the Company, in an unbroken chain of corporations or limited liability companies ending with the Company if each corporation or limited liability company owns stock or membership interests (as applicable) possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations or limited liability companies in such chain; (ii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is more than fifty percent controlled (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its other Affiliates; or (iii) any other entity, approved by the Board as an Affiliate under the Plan, in which the Company or any of its other Affiliates has a material equity interest.

          "Agreement"--a written stock option award agreement evidencing an Option, as described in Section 3(c).

          "Annual Meeting"--the annual meeting of stockholders of the Company.

          "Board"--the Board of Directors of the Company.

          "Change of Control"--the occurrence of any of the following events:

          (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person")
     of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (x) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (y) the
     combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this
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     subsection (i), the following acquisitions shall not constitute a Change of
     Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

          (ii) Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination,
     (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

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          (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

          "Code"--the Internal Revenue Code of 1986, as it may be amended from time to time, including regulations and rules thereunder and successor provisions and regulations and rules thereto.

          "Common Stock"--the $1.60 par value common stock of the Company.

          "Company"--Newmont Mining Corporation, a Delaware corporation, or any successor entity.

          "Determined Amount"--an amount (rounded down to the nearest whole share) equal to (a) $25,000 divided by (b) the Fair Market Value of a share of Common Stock on the applicable Determination Date. The term "Determination Date" shall mean (i) in the case of a person who is elected a director of the Company at an Annual Meeting, the day of such Annual Meeting and (ii) in the case of a person who is elected a director of the Company in any year after the Annual Meeting, the effective date of such person's election as a director of the Company.

          "Eligible Transferee"--the meaning given such term in Section 7(d) hereof.

          "Exchange Act"--the Securities Exchange Act of 1934, as it may be amended from time to time.

          "Fair Market Value" of a share of Common Stock as of a given date shall be the average of the high and low sales prices for a share of Common Stock as reported for New York Stock Exchange issues in The Wall Street Journal for such date; provided, however, that if there is no sale of shares of Common Stock reported in The Wall Street Journal on such date, such fair market value shall be the average between the bid and asked prices for a share of Common Stock reported in The Wall Street Journal at the close of trading on such date; provided further, however, that if no such prices are reported for such day, the most recent day for which such prices are available shall be used. In the event that the method for determining the fair market value of a share of Common Stock provided for in the previous sentence shall not be practicable, then such fair market value shall be determined by such other reasonable valuation method as the Board shall, in its discretion, select and apply in good faith as of the given date.

          "Immediate Family Member"--of a Participant means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in- law, father-in-law, son-in-law, sister-in-law, or brother-in-law, including adoptive relationships, of such Participant who shares the same household with the Participant.

          "Non-Employee Director"--the meaning given such term in Section 5.

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          "Notice"--written notice actually received by the Company at its offices on the day of such receipt, if received on or before 1:30 p.m., Denver time (or such other location of the Company's principal executive offices), on a day when the Company's offices are open for business, or, if received after such time, such notice shall be deemed received on the next such day, which notice may be delivered in person to the Company's Payroll Department or sent by facsimile to the Company, or sent by certified or registered mail or overnight courier, prepaid, addressed to the attention of the Company's Payroll Department at 1700 Lincoln Street, Denver, Colorado 80203 (or such other location of the Company's principal executive offices).

          "Option"--a right to purchase Common Stock granted to an Optionee under the Plan in accordance with the terms and conditions set forth in
     Section 6.

          "Optionee"--a Non-Employee Director who has been selected, pursuant to
     Section 3(b), to participate in the Plan and who holds an Option granted to such individual under the Plan in accordance with the terms and conditions set forth in Section 6.

          "Participant"--a Non-Employee Director who is an Optionee or who holds a Stock Award received under the Plan in accordance with the terms and conditions set forth in Section 7.

          "Plan"--this Newmont Mining Corporation 2000 Non-Employee Directors Stock Plan.

          "Rule 16b-3"--Rule 16b-3 under the Exchange Act, as such rule may be amended from time to time.

          "SEC"--the Securities and Exchange Commission.

          "Securities Act"--the Securities Act of 1933, as it may be amended from time to time, including the regulations and rules promulgated thereunder and successor provisions and regulations and rules thereto.

          "Stock Award"--an award of Common Stock received by a Non-Employee Director under the Plan in accordance with the terms and conditions set forth in Section 7.

     3. Administration of the Plan.

     (a) The Board shall have exclusive authority to operate, manage and administer the Plan in accordance with its terms and conditions.

     (b) Without limiting the generality of paragraph (a) of this Section 3, the Board shall have the exclusive right and discretionary authority to:
(i)interpret the Plan and the Agreements; (ii)

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determine eligibility for participation in the Plan; (iii) select, from time to time, from among those eligible, the Non-Employee Directors to whom Options shall be granted under the Plan; (iv) determine the number of shares of Common Stock to be included in any Option and the periods for which Options will be outstanding; (v)establish, amend, waive and/or rescind rules and regulations and administrative guidelines for carrying out the Plan; (vi) accelerate the exercisability or vesting of any Option or Stock Award when such acceleration would be in the best interest of the Company; (vii) grant waivers of terms, conditions, restrictions and limitations under the Plan or applicable to any Option or Stock Award; (viii) correct any errors, supply any omissions or reconcile any inconsistencies in the Plan and/or any Agreement or any other instrument relating to any Option or Stock Award; (ix) to the extent permitted by the Plan, amend or adjust the terms and conditions of any outstanding Option or Stock Award and/or adjust the number and/or class of shares of Common Stock subject to any outstanding Option or Stock Award; (x) at any time and from time to time after the granting of an Option or Stock Award, specify such additional terms, conditions and restrictions with respect to any such Option or Stock Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, rules and/or regulations, including, but not limited to, (A) terms, restrictions and conditions for compliance with Federal, state and foreign securities laws, (B) methods of withholding or providing for the payment of required taxes and (C)restrictions regarding an Optionee's ability to exercise Options under any" cashless exercise" program established by the Board or using previously purchased shares of Common Stock; and (xi) take any and all such other action it deems necessary or advisable for the proper operation and/or administration of the Plan. The Board shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan. Decisions and actions by the Board with respect to the Plan and any Agreement shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan and/or any Agreement. Options need not be uniform as to all grants and recipients thereof.

     (c) Each Option shall be evidenced by an Agreement, which shall be executed by the Company and the Optionee to whom such Option has been granted, unless the Agreement provides otherwise; however, two or more Options granted to a single Optionee may be combined in a single Agreement. An Agreement shall not be a precondition to the granting of an Option; however, no person shall have any rights under any Option unless and until the Optionee to whom the Option shall have been granted (i) shall have executed and delivered to the Company an Agreement or other instrument evidencing the Option, unless such Agreement provides otherwise, and (ii) has otherwise complied with the applicable terms and conditions of the Option. The Board shall prescribe the form of all Agreements, and, subject to the terms and conditions of the Plan, shall determine the content of all Agreements. Any Agreement may be supplemented or amended in writing from time to time as approved by the Board; provided that the terms and conditions of any such Agreement as supplemented or amended are not inconsistent with the provisions of the Plan.


     (d) The Board may, in its discretion, allocate to any Non-Employee Director or committee of Non-Employee Directors all or any portion of the Board's responsibilities under this Section 3; provided, however, that no such allocation by the Board shall be made if such allocation would not be permitted under any applicable law, rule or regulation, or with respect to

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the administration of the Plan as it affects such Non-Employee Director or Non-
Employee Directors and, provided further, however, the Board may not allocate its authority to grant Options or correct errors, omissions or inconsistencies in the Plan or any Agreement. All authority allocated by the Board under this paragraph (d) of this Section 3 shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Board, and any such allocation may be revoked by the Board at any time.

     4. Shares of Stock Subject to the Plan.

     (a) The shares of stock subject to Options and Stock Awards granted under the Plan shall be shares of Common Stock. Such shares of Common Stock subject to the Plan may be either authorized and unissued shares (which will not be subject to preemptive rights) or previously issued shares acquired by the Company or any Affiliate. The total number of shares of Common Stock that may be delivered pursuant to any Options and Stock Awards under the Plan is 400,000.

     (b) Notwithstanding any of the foregoing limitations set forth in this
Section 4, the number of shares of Common Stock specified in this Section 4 shall be adjusted as provided in Section 11.

     (c) Any shares of Common Stock subject to an Option which for any reason expires or is terminated without having been fully exercised may again be granted pursuant to an Option or Stock Award under the Plan, subject to the limitations of this Section 4. If the Option exercise price of any Option is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Plan.

     5. Eligibility. Each member of the Board shall be eligible to become an Optionee and receive Options, and receive Stock Awards, all in accordance with the terms and conditions of the Plan, provided that, as of the date of granting of an Option or Stock Award, he or she is (a) not an employee of the Company or an Affiliate and (b) not otherwise eligible for selection to participate in any plan of the Company or any Affiliate that entitles a participant therein to acquire securities or derivative securities of the Company, other than any plan in which only directors described in clause (a)are eligible to participate (any such eligible member of the Board, a "Non-Employee Director").

     6. Terms and Conditions of Stock Options. All Options to purchase Common Stock granted under the Plan shall be non statutory stock options not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code or any successor or similar Code provision. Each Option shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Board shall determine and which are set forth in the applicable Agreement.

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     (a) The option exercise price per share of shares of Common Stock subject to each Option shall be determined by the Board and stated in the Agreement; provided, however, that such option exercise price per share of Common Stock shall not be less than 100% of the Fair Market Value of a share of Common Stock at the time the Option is granted.

     (b) Each Option shall be exercisable in whole or in such installments, at such times and under such conditions as may be determined by the Board in its discretion and stated in the Agreement, and, in any event, over a period of time ending not later than ten years from the date such Option was granted.

     (c) An Option shall not be exercisable with respect to a fractional share of Common Stock or the lesser of fifty shares or the full number of shares of Common Stock then subject to the Option. No fractional shares of Common Stock shall be issued upon the exercise of an Option.

     (d) Each Option may be exercised by giving Notice to the Company specifying the number of shares of Common Stock to be purchased, which shall be accompanied by payment in full including applicable taxes, if any, in accordance with
Section 10. Payment shall be in any manner permitted by applicable law and prescribed by the Board, in its discretion, and set forth in the Agreement, including, in the Board's discretion, payment in accordance with a "cashless exercise" program established by the Board.

     (e) No Optionee or other person shall become the beneficial owner of any shares of Common Stock subject to an Option, nor have any rights to dividends or other rights of a shareholder with respect to any such shares, until he or she has exercised his or her Option in accordance with the provisions of the Plan and the applicable Agreement.

     (f) An Option may be exercised only if at all times during the period beginning with the date of the granting of the Option and ending on the date of such exercise, the Optionee was a Non-Employee Director. Notwithstanding the above, the Board may determine in its discretion that an Optionee's Option may be exercised following termination of such continuous service by such Optionee as a Non-Employee Director, whether or not exercisable at the time of such termination, to the extent provided in the applicable Agreement or otherwise.

     7. Stock Awards.

     (a) On the first business day following the date of the Annual Meeting in each year, commencing in 2000, each Non-Employee Director who is elected or re-elected as a director of the Company at such Annual Meeting shall receive, for service as a director of the Company previously rendered and to be rendered during the year in which such Annual Meeting is held, shares of Common Stock in the Determined Amount. If a person is elected a director of the Company in any calendar year after the Annual Meeting held in such calendar year, and qualifies as a Non-Employee Director, then such person shall receive on the first business day following the effective date of such person's election as a Non-Employee Director, for service as a director of the Company to be rendered during such year, shares of Common Stock in the Determined

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Amount. For avoidance of doubt, in no event shall any person been titled to receive more than one stock award during a single calendar year.

     (b) A Non-Employee Director may forego any Stock Award under the Plan for any year by giving irrevocable Notice to such effect to the Company on or before December 31 of the immediately preceding year or, in the case of a Stock Award to be made to a person on the effective date of such person's initial election as a Non-Employee Director of the Company, on or prior to such effective date.

     (c) A Non-Employee Director shall not be required to make any payment for any Stock Award granted under the Plan.

     (d) Subject to the remainder of this paragraph (d) of this Section 7, a Participant who receives a Stock Award shall have full beneficial ownership of, and rights and privileges of a shareholder as to awarded shares, including the right to vote and the right to receive dividends. The shares of Common Stock comprising a Stock Award received by a Participant pursuant to the Plan may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by such Participant until the earliest of (i) the expiration of five years after the date of the receipt of such shares by such Participant,(ii) the date such Participant ceases to be a director of the Company by reason of death or disability (as determined, for purposes of this Section 7, by the remaining members of the Board in good faith), or (iii) the later of(x) the date such Participant ceases to be a director of the Company for any reason other than death or disability or (y) the expiration of six months after the date of the receipt of such shares by such Participant; provided, however, a Participant (1) may sell, transfer or assign shares of Common Stock received by such Participant under a Stock Award to Immediate Family Members of such Participant, or a trust, partnership, limited liability company, corporation (including a personal holding company) or similar vehicle established solely for the benefit of, or the partners, members or shareholders of which are solely, the Participant and/or any such Immediate Family Members (an "Eligible Transferee") or (2) may direct the Company, by Notice to the Company prior to the date of issuance of any shares of Common Stock that such Participant is entitled to receive pursuant to the Plan, to issue such shares in the name of, and to deliver such shares to, an Eligible Transferee of such Participant, provided that, in the case of clause(1) or (2), the foregoing restrictions on transfer shall apply to such Eligible Transferee.

     8. Annual Retainers or Other Awards Payable in Options. The Board, in its discretion, may determine that all or part of the annual retainers or other awards, including, without limitation, Stock Awards, otherwise payable to Non-Employee Directors under the Company's compensation practices for Non-Employee Directors shall be payable in Options. Such Options shall be subject to such terms as the Board may, in its discretion, determine, and shall be in consideration of services previously performed and/or as an incentive toward future services.

     9. Rights of Non-Employee Directors and Other Persons.

     (a) No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and the applicable Agreement.

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     (b) Nothing contained in the Plan or in any Agreement shall be deemed to give any Non-Employee Director the right to be retained in the service of the Company or any Affiliate nor restrict in any way the right of the Company or any Affiliate to terminate any Non-Employee Director's service with the Company or any Affiliate at any time with or without cause.

     (c) The adoption of the Plan shall not be deemed to give any Non-Employee Director or any other person any right to be selected as an Optionee or to be granted an Option.

     (d) Except pursuant to Section 7, nothing contained in the Plan or in any Agreement shall be deemed to give any Non-Employee Directors the right to receive any bonus, whether payable in cash or in Common Stock, or in any combination thereof, from the Company, nor be construed as limiting in any way the right of the Company to determine, in its sole discretion, whether or not it shall pay any Non-Employee Directors bonuses, and, if so paid, the amount thereof and the manner of such payment.

     10. Tax Withholding Obligations.

     (a) The Company is authorized to take whatever actions are necessary and proper to satisfy all obligations of Participants for the payment of all Federal, state, local and foreign taxes in connection with any Options or Stock Awards (including, but not limited to, actions pursuant to the following paragraph (b) of this Section 10).

     (b) Each Participant shall (and in no event shall Common Stock be delivered to such Participant with respect to an Option or Stock Award until), no later than the date as of which the value of the Option or Stock Award first becomes includible in the gross income of the Participant for income tax purposes, pay to the Company in cash, or make arrangements satisfactory to the Company, as determined in the Board's discretion, regarding payment to the Company of, any taxes of any kind required by law to be withheld with respect to the Common Stock subject to such Option or Stock Award, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Notwithstanding the above, the Board may, in its discretion and pursuant to procedures approved by the Board, permit a Participant to (i) elect withholding by the Company of Common Stock otherwise deliverable to such Participant pursuant to such Option or Stock Award (provided, however, that the amount of any Common Stock so withheld shall not exceed the amount necessary to satisfy required Federal, state, local and foreign withholding tax obligations using the minimum statutory rate) and/or (ii) tender to the Company Common Stock owned by such Participant (or by such Participant and his or her spouse jointly) and acquired more than six months prior to such tender in full or partial satisfaction of such tax obligations, based, in each case, on the Fair Market Value of the Common Stock on the payment date as determined by the Board.

     11. Changes in Capital.

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     (a) The existence of the Plan and any Options or Stock Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company or an Affiliate, any issue of debt, preferred or prior preference stock ahead of or affecting the Common Stock, the authorization or issuance of additional shares of Common Stock, the dissolution or liquidation of the Company or any Affiliate, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

     (b)(i) Upon changes in the outstanding Common Stock (or other change incorporate capitalization) by reason of a stock dividend, stock split, reverse split, subdivision, recapitalization, merger, consolidation (whether or not the Company is a surviving corporation), an extraordinary dividend, "spin-off" or distribution payable in cash or property, combination or exchange of shares, separation, reorganization or liquidation, or issuance by the Company of shares of its capital stock without receipt of full consideration therefor, or rights or securities exercisable, convertible or exchangeable for shares of such capital stock, the aggregate number, class and kind of shares of stock available under the Plan as to which Options and Stock Awards may be granted, and the number, class and kind of shares under each outstanding Option and Stock Award and the option exercise price per share applicable to such Options shall be correspondingly adjusted by the Board in its discretion to preserve the benefits or potential benefits intended to be made available under the Plan or with respect to any outstanding Options or Stock Awards or otherwise necessary to reflect any such change.

     (ii) Fractional shares of Common Stock resulting from any adjustment in Options pursuant to Section 11(b)(i) shall be aggregated until, and eliminated at, the time of exercise of the affected Options. Fractional shares of Common Stock resulting from any adjustment in Stock Awards pursuant to Section 11(b)(i) shall be eliminated from a Stock Award at the time of adjustment. Notice of any adjustment shall be given by the Board to each Participant whose Option or Stock Award has been adjusted and such adjustment (whether or not such Notice is given) shall be effective and binding for all purposes of the Plan.

     (c) In the event of a Change of Control, except as otherwise provided in the Agreement specifically with respect to a Change of Control: (1) the time of exercise of Options which are outstanding shall be accelerated so that such Options become immediately exercisable in full without regard to any limitations of time or amount otherwise contained in the Plan or the applicable Agreements and, in the event an Optionee terminates service on the Board for any reason during the one year period following a Change of Control, all exercisable Options held by such Optionee (or such Optionee's transferee)shall remain exercisable until the first to occur of the first anniversary of the Optionee's termination of service or the expiration of the initial Option term, or until such later date otherwise provided by the Board or in the applicable Agreement,
(2) all outstanding Options shall immediately become fully vested and nonforfeitable and (3) all restrictions on transfer, sale, assignment, pledge or other disposition applicable to any shares of Common Stock covered by a Stock Award shall immediately lapse. Upon the occurrence of a Change of Control, the Board may, in its discretion, determine (A) that Options shall be adjusted and make such adjustments by substituting for Common Stock subject to such

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Options, stock or other securities of the surviving corporation or any successor corporation to the Company, or any parent or subsidiary thereof, or that may be issuable by another corporation that is a party to the transaction, if such stock or other securities are publicly traded, in which event the aggregate exercise price shall remain the same and the amount of shares or other securities subject to such Option shall be the amount of shares or other securities which could have been purchased on the closing date or expiration date of such transaction with the proceeds which would have been received by the Optionee if the Option had been exercised in full prior to such transaction or expiration date and the Optionee exchanged all of such shares in the transaction, and/or (B) that any outstanding Options shall be converted into a right to receive in cash, as soon as practicable following the Change of Control, an amount equal to the greater of (x) the highest value of the consideration to be received in connection with such transaction for one share of Common Stock and (y) the highest market trading price of a share of the Common Stock reported in The Wall Street Journal during the 30 consecutive trading days prior to the Change of Control, less the per share exercise price of such Option, multiplied by the number of shares of Common Stock subject to such Option. No Participant shall have any right to prevent the consummation of any transaction affecting the number of shares available to such Participant.
Any actions or determinations of the Board under this paragraph (b) of Section
11 need not be uniform as to all outstanding Options and Stock Awards, nor treat all Participants identically. Notwithstanding the foregoing adjustments, in no event may any Option be exercised after ten years from the date it was originally granted.

     12. Miscellaneous Provisions.

     (a) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make another segregation of assets to assure the issuance of shares upon exercise of any Option. Proceeds from the sale of shares of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Company. The expenses of the Plan shall be borne by the Company.

     (b) Except as otherwise provided in this paragraph (b) of Section 12, an Option by its terms shall be personal and may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated otherwise than by will or by the laws of descent and distribution and shall be exercisable during the lifetime of an Optionee only by him or her. The foregoing to the contrary notwithstanding, at the Board's discretion, an Agreement may permit the receipt or exercise of an Optionee's Option (or any portion thereof) after his or her death by the beneficiary most recently named by such Optionee in a written designation thereof filed with the Company, or, in lieu of any such surviving beneficiary, by the legal representatives of such Optionee's estate and/or an Option to be transferred by an Optionee during his or her lifetime to such Optionee's alternate payee pursuant to a qualified domestic relations order, as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder. In the event any Option is exercised by the executors, administrators, heirs or distributees of the estate of a deceased Optionee, or such an Optionee's beneficiary or transferee, pursuant to the terms and conditions of the Plan and the applicable Agreement, the Company shall be under no obligation to issue Common Stock thereunder unless and until the Company is satisfied, as determined in the discretion of the Board, that the person or persons exercising such Option are the duly appointed legal representative of the deceased Optionee's estate or the proper legatees or distributees thereof or the named beneficiary or valid transferee, as the case may be, of such Optionee. Further notwithstanding the foregoing to the contrary, at the Board's discretion, an Agreement may permit the transfer of an Option by the recipient thereof, subject to such terms, conditions and limitations prescribed by the Board, and the applicable transferee of such Option shall be treated under the Plan and the applicable Agreement as the Optionee for purposes of any exercise of such Option.

     (c) If at any time the Board shall determine, in its discretion, that the listing, registration and/or qualification of shares of Common Stock upon any national securities exchange or under any state, Federal or foreign law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock hereunder, no Option or Stock Award may be exercised or paid in whole or in part unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

     (d) The Board may require each person receiving Common Stock in connection with any Option or Stock Award under the Plan to represent and agree with the Company in writing that such person is acquiring the shares for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. In addition, the shares of Common Stock received by a Participant pursuant to the Plan may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of except pursuant to an available exemption from the registration requirements of the Securities Act. Certificates for shares delivered under the Plan may include any legend which the Company deems appropriate to reflect any or all of the foregoing restrictions on transfers, together with the restrictions on transfer set forth in Section 7(d), if applicable.

     (e) By accepting any benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Company or the Board.

     (f) Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Affiliate, or prevent or limit the right of the Company or any Affiliate to establish any other forms of incentives or compensation for their directors, or grant or assume options or other rights otherwise than under the Plan.

     (g) In the discretion of the Board, a Participant may elect irrevocably (at a time and in a manner determined by the Board) prior to exercising an Option or receiving a Stock Award that delivery of shares of Common Stock upon exercise of such Option or receipt of such Stock Award shall be deferred until a future date and/or the occurrence of a future event or events, specified in such election. Upon the exercise of any such Option or receipt of such Stock Award and until the delivery of any deferred shares, the number of shares otherwise issuable to the

Participant shall be credited to a memorandum account in the records of the Company or its designee and any dividends or other distributions payable on such shares shall be deemed reinvested in additional shares of Common Stock, in a manner determined by the Board, until all shares of Common Stock credited to such Participant's memorandum account shall become issuable pursuant to the Participant's election.

     (h) The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, except as superseded by applicable Federal law.

     (i) The words "Section," "subsection" and "paragraph" herein shall refer to provisions of the Plan, unless expressly indicated otherwise. Wherever any words are used in the Plan or any Agreement in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

     13. Limits of Liability.

     (a) Any liability of the Company or an Affiliate to any Participant with respect to any Option or Stock Award shall be based solely upon contractual obligations created by the Plan and any applicable Agreement.

     (b) Neither the Company nor an Affiliate nor any member of the Board, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

     14. Limitations Applicable to Options Subject to Section 16. Unless stated otherwise in the Agreement, notwithstanding any other provision of the Plan, any Option or Stock Award granted to a Non-Employee Director who is then subject to
Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 as it may be amended from time to time)that are requirements for the application of such exemptive rule, and the Plan and the applicable Agreement shall be deemed amended to the extent necessary to conform to such limitations.

     15. Amendments and Termination. The Board may, at any time and with or without prior notice, amend, alter, suspend, or terminate the Plan; provided, however, that no such amendment, alteration, suspension, or termination shall be made which would materially adversely affect an outstanding Option or Stock Award theretofore granted without the written consent of the holder of such Option or Stock Award or which, without first obtaining approval of the stockholders of the Company, would, except as is provided in Section 11(b), (a) increase the maximum number of shares of Common Stock that may be sold or awarded under the Plan, or (b) decrease the minimum option exercise price requirements of Section 6(a) or otherwise materially increase the benefits accruing to Participants under the Plan. The Board may amend the terms of any Option or Stock Award theretofore granted, including any Agreement, retroactively or prospectively; provided, however, that (x) no such amendment shall materially adversely affect an outstanding Option or Stock Award without the written consent of the holder of such Option or Stock Award and (y) the exercise price per share of Common Stock of an Option granted under the Plan shall not be reduced, by action of the Board or otherwise, at any time after the date such Option was granted (subject to Section 11(b)). Notwithstanding the foregoing, the Board may amend the Plan and/or any Option or Stock Award, including any Agreement, either retroactively or prospectively, and without the consent of the applicable Participant, so as to preserve or come within any exemptions from liability under Section 16(b) of the Exchange Act, pursuant to the rules and releases promulgated by the SEC (including Rule 16b-3).

     16. Duration. The Plan shall become effective, after the Plan is adopted by the Board, as of the date on which it is approved by the holders of a majority of the outstanding Common Stock which is present and voted at an Annual Meeting. The Plan shall terminate upon the earliest to occur of(a) the effective date of a resolution adopted by the Board terminating the Plan or (b) ten years from the date the Plan is approved by the Company's shareholders. No Option or Stock Award may be granted under the Plan after the earliest of (a) and (b) of this
Section 16 to occur; however, Options theretofore granted may extend beyond such date.

     No such termination of the Plan shall materially adversely affect the rights of any Participant hereunder and all Options and Stock Awards previously granted hereunder shall continue in force and in operation after the termination of the Plan, except as they may be otherwise terminated in accordance with the terms of the Plan or any applicable Agreement.